EXHIBIT 31.1
                                  CERTIFICATION

I, John A. Featherman, III, Chief Executive Officer of the Corporation, certify
   -----------------------
that:

1. I have reviewed this quarterly report on Form 10-Q/A for the period ending June 30, 2006 of First Chester County Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

October 2, 2006


/s/John A. Featherman, III
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John A. Featherman, III
Chief Executive Officer


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